Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact	Investor Relations Contact
Paul W. Hawran	Lippert/Heilshorn & Associates
(858) 202-9000	Jody Cain (jcain@lhai.com) Kevin McCabe (kmccabe@lhai.com) (310) 691-7100

Media Relations Pure Communications Inc. Andrea Johnston, (910) 509-3970 Sheryl Seapy, (949) 608-0841

SEQUENOM PROPOSES TO ACQUIRE EXACT SCIENCES

FOR $1.50 PER SHARE OR APPROXIMATELY $41 MILLION

Acquisition Would Enhance Sequenom’s Position in Cancer Genomics and Noninvasive Cancer Diagnostics

Conference Call Begins at 9:00 a.m. Eastern Time Monday, January 12th

SAN DIEGO, January 9, 2009 – Sequenom, Inc. (NASDAQ: SQNM) announces that it has submitted a proposal to the Board of Directors of EXACT Sciences Corporation (NASDAQ: EXAS) to acquire all of the outstanding shares of common stock of EXACT Sciences in an all-stock transaction valued at approximately $41 million. Under the terms of the proposal, each share of EXACT Sciences would be exchanged for $1.50 in Sequenom common stock. This consideration would be subject to a floating exchange rate within a 15% collar, in which the price of Sequenom’s common stock is between $20.74 and $28.06 per share. This proposed transaction represents a 69% premium to the closing price of EXACT Sciences’ common stock of $0.89 on January 8, 2009, and a 154% premium to its 30-day volume-weighted average closing price of $0.59. The proposed transaction is intended to be structured as a tax-free exchange. The acquisition of EXACT Sciences, a pioneer in noninvasive stool-based DNA screening technologies for colorectal cancer, would provide Sequenom with an expanded noninvasive diagnostics offering in oncology, and position Sequenom with one of the most comprehensive noninvasive cancer diagnostic portfolios.

“We believe our proposal to acquire EXACT Sciences represents a compelling opportunity for both companies and our respective stakeholders,” stated Harry Stylli, Ph.D., President and Chief Executive Officer of Sequenom. “We believe the proposed transaction would provide EXACT Sciences’ shareholders with a very attractive premium to the current stock price, with greater liquidity and the

Sequenom Proposes to Acquire EXACT Sciences

opportunity to participate in the future growth of Sequenom. Our proposal would also address the uncertainties currently challenging EXACT Sciences, including the decline in its stock price, the risk of delisting from The NASDAQ Capital Market, uncertain prospects for continued financing and significant execution risk. Since EXACT Sciences’ Board is believed to be pursuing alternatives that may not be as attractive as our proposal, we believe it is important to make our proposal and their process transparent to EXACT Sciences’ shareholders.”

Dr. Stylli added, “We have long identified oncology as an important growth area and, as such, we are expanding our presence in the oncology research and genetic analysis arena through our MassARRAY® technology and quantitative DNA methylation analysis application, which are being utilized by the majority of top cancer institutions in the U.S., as well as our recently launched OncoCarta™ research panel for comprehensive molecular tumor characterization. EXACT Sciences’ novel cancer screening technology and hypermethylated DNA markers are highly synergistic with Sequenom’s platform and complement our noninvasive diagnostics platform. Coupled with our Sequenom Center for Molecular Medicine laboratory, we are strongly positioned to maximize EXACT Sciences’ oncology assets for colorectal cancer screening and potentially expand into noninvasive diagnosis of aerodigestive cancers. We hope that EXACT Sciences’ Board and management will seriously reconsider our proposal, as collaborating with EXACT Sciences continues to be our preference for effecting a transaction.”

Conference Call

Sequenom has scheduled an investor conference call regarding this announcement Monday, January 12, 2009 at 9:00 a.m. Eastern time (6:00 a.m. Pacific time). Individuals interested in participating in the call may do so by dialing 866-844-2998 for domestic callers, or 706-679-9912 for international callers. A telephone replay will be available for 48 hours following conclusion of the call by dialing 800-642-1687 for domestic callers, or 706-645-9291 for international callers, and entering reservation code 80585090. The live conference call also will be available via the Internet by clicking the webcast link in the lower-left corner of www.sequenom.com, and a recording of the call will be available on the company’s website for 14 days following the completion of the call.

About Sequenom

Sequenom is committed to providing the best genetic analysis products that translate the results of genomic science into solutions for noninvasive prenatal diagnostics, biomedical research, translational research and molecular medicine applications. The Company’s proprietary MassARRAY system is a high-performance (in speed, accuracy and cost efficiency) nucleic acid analysis platform that

Sequenom Proposes to Acquire EXACT Sciences

quantitatively and precisely measures genetic target material and variations. The Company has exclusively licensed intellectual property rights for the development and commercialization of noninvasive prenatal genetic tests for use with the MassARRAY system and other platforms. Sequenom maintains a website at www.sequenom.com to which Sequenom regularly posts copies of its press release as well as additional information about Sequenom. Interested persons can subscribe on the Sequenom website to email alerts or RSS feeds that are sent automatically when Sequenom issues press releases, files its reports with the Securities and Exchange Commission (the “SEC”) or posts certain other information to the website.

Sequenom® and MassARRAY® are registered trademarks of Sequenom, Inc.

Important Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This press release relates to a transaction with EXACT Sciences proposed by Sequenom, which may become the subject of a registration statement filed with the SEC. This material is not a substitute for the prospectus/proxy statement Sequenom intends to file with the SEC regarding the proposed transaction or for any other document which Sequenom may file with the SEC and send to EXACT Sciences shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF SEQUENOM AND EXACT SCIENCES ARE URGED TO READ ANY SUCH DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of any documents filed with the SEC by Sequenom through the website maintained by the SEC at www.sec.gov. Free copies of any such documents can also be obtained by directing a request to the Sequenom Investor Relations Department, Sequenom, Inc. 3595 John Hopkins Court, San Diego, CA 92121.

Sequenom and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Sequenom’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 17, 2008, as amended on June 23, 2008, and its proxy statement for its 2008 Annual Meeting of Shareholders, which was filed with the SEC on April 10, 2008. Other information regarding the participants in a proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in a prospectus/proxy statement filed in connection with the proposed transaction.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Sequenom’s proposal to acquire the outstanding common stock of EXACT Sciences, including the anticipated terms of the proposed transaction, the anticipated benefits of the proposed transaction to Sequenom and the stakeholders of Sequenom and EXACT Sciences, Sequenom’s hopes that the proposed transaction can be effected collaboratively with EXACT Sciences’ management, Sequenom’s expansion of its presence in oncology research and genetic analysis and in the oncology market, including colorectal and aerodigestive cancer areas, and the benefits and potential of Sequenom’s and EXACT Sciences’ technologies and products, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of

Sequenom Proposes to Acquire EXACT Sciences

1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with the timing and uncertainty of closing a transaction on the proposed terms or at all, the integration of acquired companies, the uncertainty of realizing expected synergies and benefits from acquisitions, the risks of unknown costs of acquisitions, Sequenom’s and EXACT Sciences’ operating performance, demand for and market acceptance of Sequenom’s and EXACT Sciences’ products, services, and technologies, new technology and product development and commercialization particularly for new technologies, reliance upon the collaborative efforts of other parties, research and development progress, competition, intellectual property protection, government regulation, obtaining or maintaining regulatory approvals, and other risks detailed from time to time in Sequenom’s and EXACT Sciences’ SEC filings, including Sequenom’s Annual Report on Form 10-K for the year ended December 31, 2007 and other documents subsequently filed with or furnished to the SEC. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Sequenom undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

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